UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2024

PROCACCIANTI HOTEL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-56272	81-3661609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1140 Reservoir Avenue

Cranston, Rhode Island 02920-6320

(Address of principal executive offices)

(401) 946-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.

Loan Refinancing

As previously disclosed, Procaccianti Hotel REIT, Inc. (the “Company”), through Procaccianti Convertible Fund, LLC, a Delaware limited liability company that is an affiliate of both the Company’s sponsor and advisor (the “Fund”), acquired the Staybridge Suites St. Petersburg Downtown located in St. Petersburg, FL (the “St. Petersburg Hotel”) on June 29, 2017, for a contract purchase price of $20,500,000 and the Springhill Suites Wilmington Mayfaire located in Wilmington, NC (the “Wilmington Hotel”) on May 24, 2017, for a contract purchase price of $18,000,000. The Company financed the St. Petersburg Hotel and Wilmington Hotel acquisitions through equity raised in its offerings and aggregate mortgage debt of $24,593,000.

On April 26, 2024, (i) PHR STPFL, LLC, a Delaware limited company and wholly-owned subsidiary of the Fund (“PHR STPFL”), as borrower, and Liberty Bank, as the lender, entered into the Loan Agreement dated as of April 25, 2024 (the “St. Petersburg Hotel Loan”), and (ii) PHR WNC, LLC, a Delaware limited company and wholly-owned subsidiary of the Fund (“PHR WNC”), as borrower, and Liberty Bank, as the lender, entered into the Loan Agreement dated April 26, 2024 (the “Wilmington Hotel Loan”, and together with the St. Petersburg Hotel Loan, the “Refinancing Loans”).

In connection with the Refinancing Loans, the Company borrowed an aggregate amount of $23,670,000 and issued promissory notes (the “Refinancing Notes”) to Liberty Bank in the same amount. The loan proceeds were primarily used to pay off in full the existing first mortgages on the St. Petersburg Hotel and the Wilmington Hotel and to pay for closing costs and such other costs reasonably approved by Liberty Bank prior to closing.

The Refinancing Notes bear interest rate at floating rate based on the one-month term Secured Overnight Financing Rate (“SOFR”) plus two hundred fifty (250) basis points. Interest only on so much as is advanced and outstanding shall be payable monthly for a period of two (2) years commencing on the first day of the first month subsequent to the later of (i) the date of the Refinancing Loans or (ii) the date Liberty Bank funds the Refinancing Loans (the “Closing Date”) and continuing on the first day of each month thereafter (each such date, a “Payment Date”) for the subsequent twenty-three (23) months (the “Interest Only Period”). The above notwithstanding, if the Closing Date does not occur on the first day of a calendar month, the Borrowers will pay in advance on the Closing Date interest for the actual number of days that will elapse from the Closing Date through the first day of the following calendar month and the first Payment Date will then be the first day of the subsequent calendar month. After the Interest Only Period, principal will be amortized over a three hundred (300) month amortization schedule at the interest rate set forth above with consecutive monthly payments of fixed principal plus interest in accordance with said schedule commencing on the twenty-fifth (25th) Payment Date and continuing on the first day of each month thereafter until paid in full. The above notwithstanding, all principal and accrued interest thereon is due and payable in full five (5) years from the date of the Refinancing Notes (the “Maturity Date”).

During the Interest Only Period, interest will be calculated on the basis of the actual number of days elapsed over a year of 360 days. After the Interest Only Period, interest will be calculated on the basis of a three hundred sixty (360) day year with twelve (12) thirty- day months. The Refinancing Notes provide for a late charge of five (5.0%) percent of the principal and interest portion of any regular monthly payment received more than ten (10) days after the due date of said payment (but excluding, in all cases, any payment or amounts due at the Maturity Date or acceleration of the Refinancing Notes). The Borrowers may prepay the Refinancing Notes in whole or in part, subject however to the following: If a prepayment occurs prior to the first anniversary of the Refinancing Notes, there will be due and payable to Liberty Bank a prepayment premium in the amount of three percent (3%) of the amount prepaid. If a prepayment of the Refinancing Notes occurs on or after the first anniversary of the Refinancing Notes but prior to the second anniversary of the Refinancing Notes, there will be due and payable to Liberty Bank a prepayment premium in the amount of two percent (2%) of the amount prepaid. If a prepayment of the Refinancing Notes occurs on or after the second anniversary of the Refinancing Notes but prior to the third anniversary of the Refinancing Notes, there will be due and payable to Liberty Bank a prepayment premium in the amount of one percent (1%) of the amount prepaid. On or after the third anniversary of the Refinancing Notes, the Refinancing Notes may be prepaid in whole or in part without penalty or premium. Notwithstanding anything contained herein, no such prepayment penalty shall be due and owing in connection with any prepayment from proceeds received as a result of damage to or destruction of, or an eminent domain award with respect to the St. Petersburg Hotel and the Wilmington Hotel.

The Refinancing Loans are secured by a record first priority deed of trust mortgage on each of the St. Petersburg Hotel and the Wilmington Hotel and an assignment of all leases, rents and revenues derived from the St. Petersburg Hotel and the Wilmington Hotel, a first priority security interest in all assets of the Borrowers, a first priority pledge, assignment and security interest in all operating contracts and permits, whether in the name of the Borrowers or the Borrowers’ wholly-owned operating companies that are lessees of the St. Petersburg Hotel and the Wilmington Hotel and the operators of the St. Petersburg Hotel and the Wilmington Hotel, a guaranty by the Company, cross-default and cross-collateralization between each Refinancing Loan, and a release right on the sale of the St. Petersburg Hotel or the Wilmington Hotel, subject to each properties appraisal value at the time of any such sale. The Refinancing Loans are each guaranteed by the Company (the “Refinancing Corporate Guaranties”).

The Refinancing Loans and the Refinancing Notes contain customary financial and other covenants and events of default for loans of their type.

The foregoing summary of the Refinancing Loans, the Refinancing Notes and the Refinancing Corporate Guaranties does not purport to be complete and is qualified in their entirety by reference to the full text of the agreements attached as exhibits to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

Payment of Distributions

On April 30, 2024, the board of directors (the “Board”) of the Company (i) authorized the payment of distributions out of legally available funds with respect to each share of Class K common stock (“K Share”), Class K-I common stock (“K-I Share”) and Class K-T common stock (“K-T Share”) outstanding as of March 31, 2024 (the “Common Stock Distributions”) to the holders of record of K Shares, K-I Shares and K-T Shares and (ii) on behalf of the Company as the general partner of Procaccianti Hotel REIT, L.P., the Company’s operating partnership (the “Operating Partnership”), authorized distributions out of legally available funds (the “Class K OP Unit Distributions”) with respect to each unit of Class K limited partnership interest in the Operating Partnership (the “Class K OP Units”) held by individuals with direct or indirect interests in the seller of the Hilton Garden Inn hotel property (the “Property”) who are direct or indirect owners of Procaccianti Companies, Inc., the sponsor of the Company, and Procaccianti Hotel Advisors, LLC, the external advisor to the Company (the “Affiliate Sellers”).

Common Stock Distributions

With respect to the K Shares, K-I Shares and K-T Shares outstanding as of and during the quarter ended March 31, 2024, the cumulative amount of distributions that had accrued on a daily basis with respect to each K Share, K-I Share and K-T Share outstanding since December 31, 2023, was $680,542, $238,603, and $521, respectively (the “K Share Accrual,” the “K-I Share Accrual” and the “K-T Share Accrual,” respectively), or $0.0019125683 per K Share per day, $0.0019125683 per K-I Share per day, and $0.0019125683 per K-T Share per day, which reflects an accrual rate of seven percent per annum for each share class under the Company’s charter. The Board authorized the payment of distributions in an aggregate amount equal to the K Share Accrual, K-I Share Accrual and K-T Share Accrual.

Class K OP Unit Distributions

With respect to the Class K OP Units held by the Affiliate Sellers of the Property that were outstanding as of and during the quarter ended March 31, 2024, the cumulative amount of distributions that had accrued on a daily basis with respect to each Class K OP Unit since December 31, 2023, was $22,299 (the “Class K OP Unit Accrual”), or $0.0019125683 per Class K OP Unit per day, which reflects an accrual rate of seven percent per annum. The Board authorized the payment of distributions in an aggregate amount equal to the Class K OP Unit Accrual.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Loan Agreement, by and between PHR STPFL, LLC, and Liberty Bank, dated April 26, 2024.
10.2	Loan Agreement, by and between PHR WNC, LLC, and Liberty Bank, dated April 26, 2024.
10.3	Commercial Note, by and between PHR WNC, LLC, and Liberty Bank, dated April 26, 2024.
10.4	Amended and Restated Commercial Note, by and between PHR STPFL, LLC, and Liberty Bank, dated April 26, 2024.
10.5	Guaranty of Recourse Carve-Outs, by and between Procaccianti Hotel REIT, Inc. and Liberty Bank, dated as of April 26, 2024.
10.6	Guaranty of Recourse Carve-Outs, by and between Procaccianti Hotel REIT, Inc. and Liberty Bank, dated as of April 26, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCACCIANTI HOTEL REIT, INC.

Date: May 1, 2024	By:	/s/ Gregory Vickowski
Gregory Vickowski
Chief Financial Officer